Exhibit 10.4

Magellan Health, Inc.

2016 Management Incentive Plan

Notice of Terms of Performance-Based Restricted Stock Units

(Reference No. 2016-March 2019)

Name of Grantee:«Name»

Date of Grant:March 5, 2019

Type of Award:Performance-Based Restricted Stock Units (“PSU”), each PSU representing the right to receive on the terms and conditions of the Performance-Based Restricted Stock Unit Agreement between you (as Grantee) and the Company referenced below and the terms and conditions of this Notice, a share of Ordinary Common Stock, par value $0.01 per share (“Share”), of Magellan Health, Inc. (the “Company”), subject to adjustment thereto as provided in this Notice.

Number of

Performance-Based

Restricted Stock

Units Awarded (“Target PSUs”):

Dividend Equivalent

Rights:None.

The terms and conditions of the award are as follows:

1.	Vesting Provisions
(a)

General.  Subject to your continued employment or other service with the Company or its subsidiaries through March 5, 2022 (the “Vesting Date”) (except as otherwise provided herein), the Award shall become vested based upon the Company’s “Relative Total Shareholder Return” in terms of percentile ranking as compared to the Peer Group (as defined in Exhibit A) over the period beginning January 1, 2019 and ending December 31, 2021 (the “Measurement Period”) in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Measurement Period (“TSR Percentile”)	Payout % Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
<25th Percentile	0%

In the event of a payout percentage level above 100%, you will be awarded additional PSUs so that the total number of PSUs that vest as of the Vesting Date (excluding dividend equivalent PSUs if applicable) equals your Target PSUs multiplied by the payout percentage level. For each percent above the 50th TSR Percentile, the payout percentage will be increased four percent, up to but not exceeding the maximum payout percent level. In the event of a payout percentage level below 100%, your Target PSUs will be forfeited to the extent necessary to provide that the total number of PSUs that vest as of the Vesting Date (excluding dividend equivalent PSUs if applicable) equals your Target PSUs multiplied by the payout percentage level. For each percent below the 50th TSR Percentile down to the 25th percentile, the payout percentage will be decreased two percent.

(b)Payout Limits.  In no event shall the number of PSUs vested as of the Vesting Date exceed 200% of the Target PSUs, and if the TSR Percentile achieved is less than the 25th percentile, all of your PSUs will be forfeited.

2.Termination of Employment.  In the event your employment is terminated prior to vesting of the PSUs for any reason other than as provided in paragraph 3 with regard to certain terminations following a Change in Control of the Company, all PSUs granted hereunder shall immediately be forfeited by you and canceled, except as otherwise provided in the Company’s “Retirement Policy Applicable to Employee Long-Term Incentive Awards” or otherwise provided in any employment agreement between you and the Company in effect at the date of your termination.

3.Change in Control. This Award shall earlier vest immediately with respect to 100% of the Target PSUs in the event that, after the date hereof, a Change in Control of the Company shall have occurred and at the time of the change in Control or within the period of 18 months (or such other period as provided by your employment agreement, if any, in effect at the time of the Change in Control) following occurrence of the Change in Control, your service with the Company shall be terminated by the Company without Cause (as defined below) or by you with Good Reason (as defined below), provided that your service with the Company has not previously terminated after the date hereof for any other reason. For purposes of this Award, the terms “Change in Control,” “Cause” and “Good Reason” shall have the same meanings as provided in any employment agreement between the Company and you in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

(1)	A “Change in Control” of the Company shall mean the first to occur after the date hereof of any of the following events:
a.

any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Stock (as defined below) of the Company;

b.	the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof;
c.

the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company’s assets;

d.

all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, a majority of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

e.

the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(2)	“Cause” shall mean:
a.	Grantee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;
b.	Grantee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;
c.

Grantee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Grantee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Grantee; or

d.	Grantee’s willful failure or refusal to abide by the Company’s policies, rules, procedures or directives, including any material violation of the Company’s Code of Ethics.
(3)	“Good Reason” shall mean:
a.

a material reduction in Grantee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a material reduction in Grantee’s target bonus opportunity for the year in which or any year after the year in which the Change of Control occurs from Grantee’s target bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Grantee has with the Company or any bonus plan of the Company applicable to Grantee (or, if no such target bonus opportunity has yet been established for Grantee under a bonus plan applicable to Grantee for the year in which the Change of Control has occurred, the target bonus opportunity so established for Grantee for the immediately preceding year (if any)). For purposes of this provision, an action or actions of the Company will be deemed "material" if, individually or in the aggregate, the action or actions result(s) or potentially result(s) in a reduction in compensation in the current year or a future year having a present value to Grantee of at least one and one half percent (1.5%) of Grantee’s then current base salary, provided that Grantee will have a legal right to claim damages for a breach of contract for any action by the Company or event having an effect described under those paragraphs that does not meet this objective materiality test, and actions may be material in a given case at levels less than the specified level.

b.

a material diminution in Grantee’s position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Grantee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Grantee; or

c.

the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in Control Grantee’s principal location for the performance of his or her services to the Company;

provided that, in each such case, Grantee provides notice to the Company within 90 days that such event or condition constituting Good Reason has arisen, and such event or condition continues uncured for a period of more than 30 days after Grantee gives notice thereof to the Company, and Grantee terminates Service within eighteen months after such event or condition has arisen.

For purposes of the foregoing definitions, (A) “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company, (B) “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

4.Leave of Absence.  Unless otherwise required by law, in the event you have an authorized leave of absence at any time during the Measurement Period which absence extends beyond three full calendar months (including any absence that began before the Grant Date), your PSU payout will be prorated based on the number of full and partial months spent on the active payroll (beginning with the first full calendar month after the Grant Date). Payout for the award will be made at the same time as payment would have been made without regard to any leave of absence and will in all respects be subject to the Company’s actual Relative Total Shareholder Return achievement for the full Measurement Period.

5.Settlement of Award.  Shares in settlement of vested PSUs under this Award (or, at the Company’s election, cash in lieu thereof) shall be delivered to you on the Vesting Date (the “Settlement Date”) as further provided in your Performance Based Restricted Stock Unit Agreement with the Company. Settlement and your retention of cash or Shares issued in settlement or the proceeds of a sale of Shares or other benefits resulting from this Award, are subject to the terms of the provisions of the Performance Based Restricted Stock Unit Agreement (without regard to any previous vesting of this Award).

6.Transfer Restrictions.  Shares issued in settlement of this Award shall not be subject to any additional transfer restrictions, other than those provided by your Performance Based Restricted Stock Unit Agreement.

By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Magellan Health, Inc. 2016 Management Incentive Plan (the “Plan”), or a predecessor plan, and the Performance Based Restricted Stock Unit Agreement, reference number 2016-March 5, 2019 (the “Agreement”), both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Performance Based Restricted Stock Units shall have the meaning assigned to them in the Plan and Agreement.

MAGELLAN HEALTH, INC.

By:
Name:
Title:

GRANTEE:

Name:

Date:

Magellan Health, Inc.

Performance Based Restricted Stock Unit

Exhibit A – Calculation of Relative Total Shareholder Return

•

“Relative Total Shareholder Return” means the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the Peer Companies. Relative TSR will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

where:  “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

“N” represents the remaining number of Peer Companies, plus the Company.

“R” represents the Company’s ranking among the Peer Companies.

Example: If there are 24 Peer Companies, and the Company ranked 7th, the performance would be at the 75th percentile: 1 – ((7-1)/(25-1)).

Relative TSR shall be determined by the Compensation Committee of the Board of Directors of the Company based on the terms set forth in this Exhibit A and in the Compensation Committee’s sole and absolute discretion.

•

“TSR” means, for each of the Company and the Peer Companies, the company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

•

“Opening Average Share Value” means the average, over the trading days in the Opening Average Period, of the closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Opening Average Period.

•	“Opening Average Period” means the 30 trading days beginning as of January 1, 2019.
•

“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) a cumulative number of shares of the company’s common stock purchased with dividends declared on a company’s common stock, assuming same day reinvestment of the dividends in the common stock of a company at the closing price on the ex-dividend date, for ex-dividend dates during the Opening Average Period or between the Grant Date and the Vesting Date, as applicable.

•

“Closing Average Share Value” means the average, over the trading days in the Closing Average Period, of the closing price of the company’s stock multiplied by the Accumulated Shares for each trading day during the Closing Average Period.

•	“Closing Average Period” means the 30 trading days immediately preceding January 1, 2022.
•

“Peer Companies” means the S&P Health Care Services Industry Index as of March 1, 2019 which includes the following companies:

Acadia Healthcare Co Inc	Cross Country Healthcare Inc	Owens & Minor Inc
Addus HomeCare Corp.	CVS Health Corp.	Patterson Cos Inc
Amedisys Inc	DaVita Inc.	PetIQ, Inc.
AmerisourceBergen Corp	Diplomat Pharmacy Inc	Premier Inc
AMN Healthcare Services Inc	Encompass Health Corp	The Providence Service Corp.
Anthem, Inc.	The Ensign Group, Inc.	Quest Diagnostics Inc
BioScrip, Inc.	HCA Healthcare Inc	R1 RCM, Inc.
BioTelemetry Inc	HealthEquity Inc	RadNet, Inc.
Brookdale Senior Living Inc	Henry Schein Inc	Select Medical Holdings Inc
Cardinal Health Inc	Humana Inc	Tenet Healthcare Corp
Centene Corp	Laboratory Corp of America	Tivity Health, Inc.
Chemed Corp	LHC Group Inc	Triple-S Management Corp
CIGNA Corp	Magellan Health Inc	UnitedHealth Group Inc
Community Health Systems Inc	McKesson Corp	Universal Health Services Inc
CorVel Corp	MEDNAX Inc	US Physical Therapy Inc
Covetrus, Inc.	Molina Healthcare Inc	WellCare Health Plans Inc

The Peer Companies may be changed as follows:

(i)In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

(ii) In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

(iii)In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(iv)In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.

(v)    In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on its first day of trading.  The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR.

(vi)For purposes of calculating TSR, the value of any Peer Company shares traded on a foreign exchange will be converted to U.S. dollars.